UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 21, 2014 (November 20, 2014)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, National Oilwell Varco, Inc. (the “Company”) entered into new executive employment agreements (the “Employment Agreements”) and new severance agreements (the “Severance Agreements”) with the following executive officers of the Company: Clay C. Williams, Jeremy D. Thigpen, Craig L. Weinstock, Scott K. Duff and Joseph W. Rovig.

Each Employment Agreement is for a term of three (3) years and entitles each executive to the payment of annual base salary and the right to participate in the Company’s annual bonus plan, incentive plans and other benefit plans in effect from time to time. In the event any executive’s employment is terminated by the executive for Good Reason (as defined in the Employment Agreements) or by the Company other than for Cause, Death or Disability (each as defined in the Employment Agreements), the executive shall be entitled to a lump sum payment equal to the aggregate of the following amounts: (A) the executive’s accrued base salary through the date of termination, the executive’s annual bonus for the year prior to termination, assuming the applicable performance goals have been met and such bonus remains unpaid, and accrued and unpaid vacation pay (the “Accrued Obligations”), (B) an amount equal to two times the sum of (i) executive’s base salary and (ii) a percentage of the executive’s base salary (which percentages for each executive are as follows: Mr. Williams – 125%, Messrs. Thigpen and Rovig – 80% and Messrs. Duff and Weinstock – 75%) (the “Cash Severance”) and (C) an amount equal to the annual bonus payable in the year of termination, such bonus to be prorated and based on actual Company performance. Furthermore, in such event, the executive shall also be entitled to continuation of health benefits for two years, the executive’s stock options will continue to vesting under the terms of the award for a period of up to three (3) years plus ninety (90) days, the executive’s unvested time-based restricted stock awards shall be 100% vested, and the executive’s unvested performance-based restricted stock awards will continue until the original vesting date on a pro-rated basis. The Employment Agreements also contain customary non-competition, non-solicitation and non-disparagement provisions.

Each executive’s Severance Agreement shall only become effective in the event the executive’s Employment Agreement expires. Under the Severance Agreements, in the event any executive’s employment is terminated by the executive for Good Reason (as defined in the Severance Agreements) or by the Company other than for Cause, Death or Disability (each as defined in the Severance Agreements), the executive shall be entitled only to (A) payment of the Accrued Obligations and the Cash Severance (but calculated at one times plus the applicable percentage of base salary described above) and (B) 100% vesting of executive’s time-based restricted stock. The Severance Agreements also contain customary non-competition, non-solicitation and non-disparagement provisions.

The foregoing description of the Employment Agreements and the Severance Agreements is qualified in its entirety by reference to the full text of the form of each such agreement, which are attached to this Current Report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Executive Employment Agreement

10.2	Form of Executive Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2014	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte Hunt
Brigitte Hunt Vice President

Index to Exhibits

Exhibit No	Description

10.1	Form of Executive Employment Agreement

10.2	Form of Executive Severance Agreement